Exhibit 10.1
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                              EMPLOYMENT AGREEMENT
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This  Employment  Agreement  is  made  and  entered  into  by and  between  Amen
Properties, Inc. ("Employer") and Kris Oliver ("Employee"), effective as of March 1, 2007 (the "Effective Date"). In consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereby agree as follows:

     1.   Employer  hereby  employs   Employee,   and  Employee  hereby  accepts
          employment from Employer upon the terms and conditions set forth herein. Employer is Amen Properties, Inc. ("Amen"), and Employee acknowledges and agrees that he will provide services to or for the benefit of Employer or their respective subsidiaries, at the discretion of the Board of Directors of Amen. As used herein, the term "Business" shall include the businesses of Amen or any such subsidiary to which Employee provides services

     2. Term. This Agreement shall commence the 1st day of March, 2007 and shall not be subject to termination except for Cause until on or after the 28th day of February, 2009. From and after that date, this Agreement may be terminated by either party with or without Cause and shall extend until terminated in accordance with Section 9 below. "Cause" shall mean either of the following:

          a.   Employee's  gross   negligence  or  willful   misconduct  in  the
               performance of the duties and services required of Employee pursuant to this Agreement;

          b.   Employee's final conviction of a felony;

     3. Productive Time. Employee shall devote his entire productive time, ability and attention to the Business, at the office of the Business and at such other locations as Employer shall direct. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities, which do not conflict with the business and affairs of Employer or interfere with Employee's performance of his duties hereunder.

     4.   Compensation:

          a. Salary. Employee shall be paid the sum of $140,000 per annum, payable semimonthly on the fifteenth and the last day of each month during the term hereof, pro-rated at the beginning and at the termination of this Agreement, subject to any adjustment as the parties shall agree in writing. This salary will be reviewed annually on the anniversary date of the Agreement by Employee and Employer for potential adjustment related to changes in responsibility or market conditions.

          b. Bonus. Employee shall be paid an annual bonus based on the increase in Book Value per share ("BVPS") of the Employer's common stock. BVPS is calculated as year-end audited Shareholders Equity (Total Assets minus Total Liabilities) divided by the fully diluted number of common shares outstanding. The maximum bonus payment that can be earned for any fiscal year is equal to 60% of the Employee's annual salary for that year. The minimum increase in BVPS required to earn a bonus is 10%, for which the Employee will receive a bonus of 10% of his then-current salary. The increase in BVPS required to earn the maximum bonus is 20%. Employee shall be paid a pro-rated bonus for increases in BVPS between 10% and 20%. The annual bonus shall be paid in semi-annual installments. The Employee can receive the bonus in cash, restricted stock or any combination of the two. The monetary value of any portion of the annual bonus that the Employee elects to receive in restricted stock rather than cash shall be adjusted upward by 20% (for example, a $10,000 cash bonus would be equal to $12,000 in restricted stock). The stock price that shall be used to determine the number shares issued is the average closing stock price for the last twenty days of the period for which the bonus is being paid. For fiscal year 2007, the bonus will be based on the increase in BVPS for fiscal year 2007; in 2008, the bonus will be based on the average increase in BVPS for fiscal years 2007 and 2008; thereafter, the bonus will be based on a three year moving average increase in BVPS.

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     5.   Insurance. Employee and Employee's spouse and dependent children shall be provided, free of cost, health insurance consistent with the health insurance provided to key employees of Employer as of the Effective Date, but, in no event, shall there be any decrease in the nature and scope of coverage and no increase in any deductible for the insurance provided to Employee as of the Effective Date, unless such changes are common to those participating in the plan.

     6. Reimbursable Expenses. During the term, Employer shall pay or reimburse Employee for all actual, reasonable and customary expenses incurred by Employee in the course of his employment; including, but not limited to, travel, entertainment, office space and supplies, subscriptions and dues associated with Employee's membership in professional, business and civic organizations; provided that such expenses are incurred and accounted for in accordance with Employer's applicable policies and procedures.

     7. Confidentiality. Employee shall treat all information and knowledge of Employee relating to Employer's Business, including without limitation the customers, customer list, perspective customers, customer contacts, customer electricity demands and prices, data, pricing information, and all other information of Employer and its Business confidential and shall treat the same for all purposes as trade secrets of Employer, never disclosing the same to anyone or utilizing the same for the benefit of Employee or any other person or entity whomsoever.

     8. Employer Property. Upon termination of employment, Employee will return to Employer all records, books, lists, reports, documents, files, and data stored on computers or in any other means, whether original or copies and coming into employee's possession by or through his employment by Employer.

     9. Termination. The Employee's employment hereunder may be terminated by Employer or the Employee, as applicable, without any breach of this Agreement, only under the following circumstances and with the following consequences:

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          a.   Automatically upon Employee's death.

          b. By (i) Employer upon Employee's Permanent Disability, for Cause or for any reason other than for Cause, and (ii) Employee for Good Reason (as defined herein). As used herein, "Permanent Disability" shall mean Employee's physical or mental incapacity to perform his usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Board of Directors of Amen in good faith.

          c. If Employee's employment is terminated by Employee for Good Reason or by Employer for any reason other than Cause, Employee shall be entitled to each of the following:

               i. Employer shall pay to Employee a severance benefit consisting of either but not both of: 1) a single lump sum cash payment equal to one year of Employee's base salary as in effect at the date of Employee's termination of employment, Such severance benefit shall be paid no later than sixty (60) days following Employee's termination of employment; or, 2) 12-months of salary continuation, paid semimonthly and at the same rate as in effect at the date of Employee's termination of employment. The decision of whether to pay a 12-month lump sum or 12-months of salary continuance is at the sole discretion of Employer.

               ii. Employee shall be entitled to any individual bonuses or individual incentive compensation under Employer's plans, or any successor annual incentive compensation plan, for the year of Employee's termination of employment determined as if Employee had remained employed by the Employer for the entire year. Such amounts shall be paid to Employee at the time that such amounts are paid to similarly situated employees.

               iii. "Good  Reason"  shall mean a  termination  of  employment by
                    Employee because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for sixty (60) days following written notice of such breach by Employee to Employer, provided such termination occurs within sixty (60) days after the expiration of the notice period; or A termination of employment by Employee within six (6) months after a material reduction in Employee's rank or responsibility when accompanied by a reduction in employee's base salary and bonus as outlined herein with Employer.

     10. Successors and Assigns. This Agreement shall inure to and be binding upon Employer as well as any successor owner of the business of Employer. Neither Employer nor Employee may transfer or assign their responsibilities hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

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     11.  Entire  Agreement.  This  constitutes  the  entire  agreement  of  the parties. The terms hereof may not be modified or amended as set forth herein, or by written instruments signed by the parties sought to be charged thereby.


          SIGNED this 30th day of July, 2007 and effective as of Effective Date.

EMPLOYER:

AMEN PROPERTIES, INC.

By:
Jon M. Morgan, Chief Executive Officer

EMPLOYEE:

Kris Oliver



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